SUB-ITEM 77Q3

AIM SMALL CAP GROWTH FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 12/31/2008
FILE NUMBER: 811-2699
SERIES NO.: 7

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                         37,469
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                          1,725
       Class C                          1,014
       Class R                          1,652
       Class Y                            127
       Investor Class                   8,649
       Institutional Class              7,623

74V. 1 Net asset value per share (to nearest cent)
       Class A                          16.83
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                          14.70
       Class C                          14.69
       Class R                          16.47
       Class Y                          16.84
       Investor Class                   17.30
       Institutional Class              17.52